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                                                                    Exhibit 5

                                             August ___, 1994

Motorola, Inc.
1303 E. Algonquin Road
Schaumburg, Illinois 60196

Ladies and Gentlemen:

     I am a Senior Corporate Counsel at Motorola Inc. (the "Corporation") and, as such, I have acted as counsel for the Corporation in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, a amended, (the "Securities Act") in connection with the proposed offer and sale of the following securities (the "Securities") of the Corporation having an aggregate initial offering price of up to $800,000,000: (i) senior debt securities generally in the form filed as Exhibit 4(g) to the Registration Statement, with appropriate insertions (the "Senior Debt Securities"), (ii) subordinated debt securities generally in the forms filed as Exhibit 4(h) and as an attachment to Exhibit 4(f) to the Registration Statement, with appropriate insertions (the "Subordinated Debt Securities"), and together with the Senior Debt Securities, (the "Debt Securities"), (iii) common stock, par value $3 per share (the "Common Stock") of the Corporation and (iv) warrants to purchase Debt Securities or Common Stock (collectively, the "Warrants"). The Securities may be offered separately or as part of units with other Securities, in separate series, in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the "Prospectus") constituting a part of the Registration Statement, and in the Registration Statement.

     The Senior Debt Securities are to be issued under one or more indentures generally in the form filed as Exhibit 4(d) to the Registration Statement, with appropriate insertions (the "Senior Indenture") to be entered into by the Corporation and a trustee or trustees to be named by the Corporation. The Subordinated Debt Securities are to be issued under one or more indentures generally in the forms filed as Exhibits 4(e) and 4(f) to the Registration Statement, with appropriate insertions (the "Subordinated Indentures") to be entered into by the Corporation and a trustee or trustees named by the Corporation. The Warrants are to be issued under warrant agreements generally in the forms filed as Exhibits 4(i) and 4(j) to the Registration Statement, with appropriate insertions (the "Warrant Agreements") to be entered into by the Corporation and warrant agents to be named by the Corporation.

     Certain terms of the Securities to be issued by the Corporation from time to time will be approved by the Board of Directors of the Corporation or a committee thereof or certain authorized officers of the Corporation as part of the corporate action taken and to be taken (the "Corporate Proceedings") in connection with issuance of

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Motorola, Inc.
August ___, 1994
Page 2

the Securities. I have examined or am otherwise familiar with the Restated Certificate of Incorporation, as amended, of the Corporation, the Bylaws of the Corporation, as amended, the Registration statement, such of the Corporate Proceedings as have occurred as of the date hereof, and such other documents, records, and instruments as I have deemed necessary or appropriate for the purposes of this option.

     Based on the foregoing, I am of the opinion that: (i) upon the execution and delivery by the Corporation of the Senior Indenture or one of the Subordinated Indentures, as the case may be, and the execution and delivery of the applicable Warrant Agreement, the completion of all required Corporate Proceedings, and the execution, issuance, and delivery, and the authentication by a duly appointed trustee, of the Senior Debt Securities and Subordinated Debt Securities and the Warrants, respectively, pursuant to such Senior Indenture or Subordinated Indenture or Warrant Agreement, as the case may be, will become valid and binding instruments, and any Debt Securities issuable thereunder will be legal, valid, and binding obligations of the Corporation, and any Common Stock (assuming completion of the action referred to in clause (ii) below) issuable thereunder will be duly and validly authorized and issued, fully paid, and nonassessable; and (ii) upon the authorization of issuance of the Common Stock, the completion of all required Corporate Proceedings, and the execution, issuance, and delivery of the Common Stock, the Common Stock will be duly and validly authorized and issued, fully paid, and nonassessable; except in each case as enforcement of provisions of such instruments and agreement may be limited by bankruptcy or other laws of general application affecting the enforcement of creditors' rights and by general equity principles. The foregoing opinion assumes that (i) the consideration designated in the application affecting Corporate Proceedings for any Common Stock shall have been received by the Corporation in accordance with applicable law; (ii) the Senior Indenture or the Subordinated Indenture, and any Warrant Agreement shall have been duly authorized, executed, and delivered by all parties thereto other than the Corporation; (iii) the Registration Statement shall have become effective under the Securities Act; and (iv) the applicable Senior Indenture or Subordinated Indenture shall have become duly qualified under the Trust Indenture Act of 1939, as amended.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption "Legal Opinions" with respect to the matters stated therein.

                                        Very truly yours,


                                        James K. Markey
                                        Senior Corporate Counsel

JKM/sb